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                                                                    EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-127350) of Colonial Bankshares, Inc. of our report dated March 10, 2006, relating to the consolidated financial statements, which appears in the Annual Report to Stockholders, which is incorporated by reference in this Annual Report on Form 10-KSB for the year ended December 31, 2005.


                                                    /s/ Beard Miller Company LLP


Harrisburg, Pennsylvania
March 28, 2006